EXHIBIT 10.3

APOGEE ENTERPRISES, INC.

(“Apogee”)

DEFERRED INCENTIVE COMPENSATION PLAN

(2005 Restatement)

First Effective February 27, 1986

As Amended and Restated Effective January 1, 2005

APOGEE ENTERPRISES, INC.

(“Apogee”)

DEFERRED INCENTIVE COMPENSATION PLAN

(2005 Restatement)

TABLE OF CONTENTS

Page
SECTION 1.	INTRODUCTION AND DEFINITIONS			1

	1.1.	Amendment and Restatement
	1.2.	Unfunded Obligation
	1.3.	Definitions
		1.3.1.	Affiliate
		1.3.2.	Committee
		1.3.3.	Deferred Compensation Account
		1.3.4.	Disability
		1.3.5.	Financial Hardship
		1.3.6.	Fiscal Year
		1.3.7.	Incentive Plan
		1.3.8.	Participant
		1.3.9.	Plan
		1.3.10.	Post 2004 Account
		1.3.11.	Pre 2005 Benefit
		1.3.12.	Retirement
		1.3.13.	Subsidiary
		1.3.14.	Termination of Employment

SECTION 2.	PARTICIPATION			3

	2.1.	Participation
		2.1.1.	Participation by Affirmative Selection
		2.1.2.	Election of Participants
	2.2.	Specific Exclusion

SECTION 3.	DEFERRED COMPENSATION ACCOUNT			4

	3.1.	Crediting the Account
	3.2.	Earnings on the Account
	3.3.	Administration of the Account

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SECTION 4.	DISTRIBUTION OF DEFERRED COMPENSATION ACCOUNT			5

	4.1.	Events of Distribution
	4.2.	Alternative Distribution Methods
	4.3.	Installment Distributions
	4.4.	Key Employee
	4.5.	Beneficiary of Key Employee

SECTION 5.	INTEREST OF PARTICIPANT			6

SECTION 6.	DESIGNATION OF BENEFICIARIES			6

	6.1.	Right to Designate
	6.2.	Failure of Designation
	6.3.	Disclaimers by Beneficiaries
	6.4.	Definitions
	6.5.	Special Rules
	6.6.	No Spousal Rights
	6.7.	Death Prior to Full Distribution
	6.8.	Facility of Payment

SECTION 7.	GENERAL MATTERS			9

	7.1.	Amendment and Termination
		7.1.1.	Before a Change in Control
		7.1.2.	After a Change in Control
		7.1.3.	No Oral Amendments
		7.1.4.	No Amendment to Section 5
		7.1.5.	Plan Binding on Successors
		7.1.6.	Termination
	7.2.	ERISA Administrator
	7.3.	Service of Process
	7.4.	Administrative Determinations
	7.5.	Rules and Regulations
	7.6.	Certifications
	7.7.	Errors in Computations

SECTION 8.	CLAIMS PROCEDURE			11

	8.1.	Original Claim
	8.2.	Claims Review Procedure
	8.3.	General Rules

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SECTION 9.	CONSTRUCTION		13

	9.1.	ERISA Status
	9.2.	IRC Status
	9.3.	Disqualification
	9.4.	Rules of Document Construction
	9.5.	References to Laws
	9.6.	Effect on Employment
	9.7.	Choice of Law
	9.8.	Delegation
	9.9.	Not an Employment Contract
	9.10.	Tax Withholding
	9.11.	Expenses
	9.12.	Spendthrift Provision
	9.13.	Certifications
	9.14.	Errors in Computations

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APOGEE ENTERPRISES, INC.

(“Apogee”)

DEFERRED INCENTIVE COMPENSATION PLAN

(2005 Restatement)

SECTION 1

INTRODUCTION AND DEFINITIONS

1.1. Amendment and Restatement. Effective February 27, 1986, Apogee Enterprises, Inc., a Minnesota corporation (hereinafter sometimes referred to as “Apogee”) and certain affiliated corporations (together with Apogee hereinafter sometimes collectively referred to as the “Employers” and separately as the “Employer”) created a nonqualified, unfunded, elective deferral plan for the purpose of allowing a select group of management and highly compensated employees of the Employers to defer the receipt of incentive compensation which would otherwise be paid to those employees. Apogee reserved to itself, by action of the Compensation Committee of its Board of Directors, to amend that Plan and has done so on prior occasions. By the adoption of this 2005 Restatement, Apogee does hereby completely amend and restate the terms of the Plan in this Plan Statement.

1.2. Unfunded Obligation. The obligation of the Employers to make payments under this Plan constitutes only the unsecured (but legally enforceable) promise of the Employers to make such payments. No Participant shall have any lien, prior claim or other security interest in any property of the Employers. The Employers shall have no obligation to establish or maintain any fund, trust or account (other than a bookkeeping account or reserve) for the purpose of funding or paying the benefits promised under this Plan. If such a fund, trust or account is established, the property therein shall remain the sole and exclusive property of the Employer that established it. The Employers shall be obligated to pay the benefits of this Plan out of their general assets.

1.3. Definitions. When the following terms are used herein with initial capital letters, they shall have the following meanings:

1.3.1. Affiliate — a business entity which is affiliated in ownership with Apogee that is recognized as an Affiliate by the Plan Administrator for the purposes of this Plan.

1.3.2. Committee — the Compensation Committee of the Apogee Board of Directors.

1.3.3. Deferred Compensation Account — the account of a Participant under the Plan as provided in Section 3.1.

1.3.4. Disability — mental or physical disability which, in the opinion of the Committee, based on medical evidence satisfactory to the Committee, prevents a Participant from engaging in the principal duties of his or her employment.

1.3.5. Financial Hardship — an immediate, severe financial need of a Participant, resulting from an event not reasonably foreseeable by the Participant, which cannot be met by the Participant from other resources reasonably available to the Participant from insurance or reimbursement, liquidation of assets to the extent that would not itself cause severe financial hardship or cessation of deferrals under the Plan. Such events would arise, for example, from a serious illness, injury or accident of the Participant or a dependent member of Participant’s family, loss of property due to casualty or similar severe, extraordinary and unforeseeable circumstances beyond the control of Participant detrimentally affecting the health or welfare of the Participant or a dependent member of Participant’s family. The Committee shall determine when Financial Hardship occurs and its determination shall be final and not subject to review or challenge by a Participant. However, when the term “Financial Hardship” is used in the Plan Statement in connection with the Post 2004 Account, it shall be construed to have the same meaning consistent with the term “Unforeseeable Emergency” as used in section 409A of the Code.

1.3.6. Fiscal Year — the annual period ending on the Saturday closest to the last day of February or such fiscal year of Apogee as it may be changed hereafter from time to time.

1.3.7. Incentive Plan — the incentive compensation arrangement of Apogee as adopted on a year to year basis, prior to the end of a Fiscal Year, and as revised from time to time, which provides for incentive compensation to selected management employees of Apogee or its Subsidiaries on the attainment of defined financial goals during the course of a Fiscal Year, if said employee remains in the employ of Apogee or its Subsidiaries at the end of that Fiscal Year.

1.3.8. Participant — a person employed by Apogee or its Subsidiaries who is a participant in and eligible to receive compensation under the Incentive Plan and who has elected to defer such compensation under this Plan, or a person who, prior to the time of Retirement, death, Disability, or Termination of Employment, had elected to defer such compensation under this Plan and who retains, or whose beneficiaries retain, benefits under the Plan and in accordance with its terms.

1.3.9. Plan — this Deferred Incentive Compensation Plan, as it may be amended from time to time.

1.3.10. Post 2004 Account — the Deferred Compensation Account excluding the Pre 2005 Account, if any.

1.3.11. Pre 2005 Benefit — the Deferred Compensation Account that was both accrued and vested before January 1, 2005, under the terms of the Plan as of December 31, 2004, if any.

1.3.12. Retirement — a Participant’s retirement at or after attaining age 65.

1.3.13. Subsidiary — a corporation, of which Apogee owns at least fifty percent (50%) of the shares having voting power in the election of directors.

1.3.14. Termination of Employment — a Participant’s termination of employment with Apogee or its Subsidiaries, whether voluntary or involuntary. However, when the term

“Termination of Employment” is used in the Plan Statement in connection with Post 2004 Account, it shall be construed to have the same meaning consistent with the term “Separation from Service” as used in section 409A of the Code.

SECTION 2

PARTICIPATION

2.1. Participation.

2.1.1. Participation by Affirmative Selection.

(a)	Each employee of an Employer selected for participation in this Plan for a particular Plan Year by the Chief Executive Officer shall become a Participant in this Plan as of the first day of that Plan Year.

(b)	The Chief Executive Officer shall not select any employee for participation unless the Chief Executive Officer determines that such employee will be for that Plan Year a member of a select group of management or highly compensated employees (as that expression is used in ERISA).

(c)	The Chief Executive Officer shall select such employees for participation in this Plan on a Plan Year by Plan Year basis. Selection for one Plan Year does not entitle the employee to be selected any subsequent Plan Year.

(d)	If an employee selected for participation in this Plan for one year is not selected for a subsequent Plan Year or if an employee selected for participation ceases to be a member of a select group of management or highly compensated employees (as that expression is used in ERISA), no further deferrals shall be made by or for that employee but the Deferred Compensation Account shall not thereby become distributable.

2.1.2. Election of Participants. For any Fiscal Year, any Participant may elect to defer all or any portion of the compensation that may become payable to the Participant under the Incentive Plan. The election shall be made in writing on the form set forth in Exhibit A, designating the percentage or amount of the compensation that may be due under the Incentive Plan which is to be deferred, signed by the participant and delivered to the Director of Compensation prior to the commencement of the Fiscal Year with respect to which the compensation is to be earned and deferred. If an individual is employed by Apogee during the Fiscal Year and is to be eligible for compensation under the Incentive Plan, that individual shall make the election to defer prior to the first day of employment. The election to defer under the Plan, once made, is irrevocable.

2.2. Specific Exclusion. Notwithstanding anything apparently to the contrary in the Plan Statement or in any written communication, summary, resolution or document or oral communication, no individual shall be a Participant in this Plan, develop benefits under this Plan or be entitled to receive benefits under this Plan (either for himself or herself or his or her survivors)

unless such individual is a member of a select group of management or highly compensated employees (as that expression is used in ERISA). If a court of competent jurisdiction, any representative of the U.S. Department of Labor or any other governmental, regulatory or similar body makes any direct or indirect, formal or informal, determination that an individual is not a member of a select group of management or highly compensated employees (as that expression is used in ERISA), such individual shall not be (and shall not have ever been) a Participant in this Plan at any time. If any person not so defined has been erroneously treated as a Participant in this Plan, upon discovery of such error such person’s erroneous participation shall immediately terminate ab initio and the individual’s Account shall be forfeited immediately and such person shall be obligated to reimburse the Employers for all amounts erroneously paid to him or her.

SECTION 3

DEFERRED COMPENSATION ACCOUNT

3.1. Crediting the Account. Following the close of the Fiscal Year end, and as soon thereafter as may be reasonably practicable, Apogee shall determine the amount of compensation due a Participant, if any, under the Incentive Plan and the portion deferred by a Participant shall then be credited to a general ledger account. A separate account, the Deferred Compensation Account, shall be kept in the name of each Participant and each beneficiary of a deceased Participant.

3.2. Earnings on the Account. The balance of each Participant’s Deferred Compensation Account shall be credited as a book entry with interest, compounded quarter-annually, on the last day of each quarter of each Fiscal Year, or pro-rata for such lesser period as may occur in the event that the Deferred Compensation Account is credited with deferred compensation or reduced by a distribution from the Deferred Compensation Account on a day other than the last day of a Fiscal Year quarter. The applicable interest rate in any Fiscal Year shall be determined as of the beginning of each Fiscal Year and shall be the greater of the following rates:

(a)	The sum of one and one-half percent (1-1/2%) plus the monthly average yield for the last calendar month of the prior Fiscal Year on United States Treasury securities adjusted to a constant maturity of ten (10) years, as calculated and published by the Federal Reserve Board, or, if the Federal Reserve Board discontinues its publication of such yields, as calculated by such other source, based upon comparable information, as the Committee may select; or

(b)	One-half (1/2) of the rate of Apogee’s after-tax return on beginning shareholders’ equity for the prior Fiscal Year, calculated by dividing Apogee’s net earnings after deduction of taxes for the prior Fiscal Year by total shareholders’ equity on the first day of the prior Fiscal Year, all as determined by the regularly engaged certified public accountants of Apogee from the audited, consolidated financial statements of Apogee.

3.3. Administration of the Account. Subject to Section 5, Apogee shall have the right, but not the obligation to segregate funds which represent sums which accrue in the Deferred Compensation Account, and, in the sole discretion of the Committee, to hold such funds in cash or invest or reinvest the same in any manner it deems desirable.

SECTION 4

DISTRIBUTION OF DEFERRED COMPENSATION ACCOUNT

4.1. Events of Distribution. Distribution of the amount accrued on behalf of a Participant in a Deferred Compensation Account shall be made in a lump sum upon a date determined in the sole discretion of the Committee, but not later than ninety (90) days from the date of the first to occur of the following events:

(a)	Participant’s Termination of Employment;

(b)	the Retirement of Participant;

(c)	the death of Participant;

(d)	the Disability of Participant; or

(e)	Financial Hardship affecting the Participant.

4.2. Alternative Distribution Methods. Notwithstanding the provisions of Section 4.1, following the occurrence of an event described in Section 4.1, except Financial Hardship, a distribution may be made in such other manner as a Participant elects on the form attached hereto as Exhibit A executed and delivered to the Committee at the time the Participant makes his or her first election to defer compensation under the Plan. Except with respect to the Post 2004 Account, if a Participant elects distribution in a form other than lump sum, the Committee, notwithstanding such election, shall have the right in its sole discretion to vary the manner and time of making installment distributions, in a lump sum or over a shorter or longer period of time as it may find appropriate. In the event of Financial Hardship, the distribution shall not exceed the amount determined by the Committee, in its sole discretion, to meet the immediate need of the Participant on account of the Financial Hardship.

4.3. Installment Distributions. In the event of installment distribution, each monthly installment shall be paid on the first day of each calendar month in an amount equal to the balance credited to the Participant’s Deferred Compensation Account on the date in which the first monthly distribution is to be made, divided by the number of months for which the distribution is to be made. However, following the close of the first Fiscal Year immediately succeeding the first month of distribution, and for each Fiscal Year thereafter until the Deferred Compensation Account is reduced to zero, an additional amount shall be paid monthly to the Participant equal to one-twelfth (1/12) of the earnings on the Participant’s Deferred Compensation Account for the prior Fiscal Year or any portion thereof, as determined under Section 3.2.

4.4. Key Employee. Notwithstanding Section 4.1, if payments are to be made on account of Termination of Employment to a Key Employee (as defined in section 409A of the Code), payment of the Participant’s Post 2004 Account payable under Section 4.1 above shall be suspended until a date that is six (6) months after the date of the Termination of Employment. As soon as administratively feasible after the six (6) month anniversary of the Participant’s Termination of Employment, the Participant shall receive all payments, without interest, the Participant would have been entitled to receive during this six month period had the Participant not been a Key Employee. Thereafter, payments shall be made in accordance with Section 4.1 above. If a Participant dies prior to receiving a payment under this Section no benefit shall be paid under this Section.

4.5. Beneficiary of Key Employee. In the Participant dies prior to receiving a payment in accordance with Section 4.4, the Participant’s Beneficiary shall be entitled to receive a lump sum payment equal to the amount of payments, without interest, the Participant would have been entitled to receive prior to the Participant’s death had the Participant not been a Key Employee.

SECTION 5

INTEREST OF PARTICIPANT

Nothing contained herein shall be deemed to create a trust of any kind or create any fiduciary relationship. If funds related to a Deferred Compensation Account are segregated or invested, they shall be and continue to be a part of the general assets of Apogee, subject to the claims of its general creditors. No person, other than Participant (or the Participant’s beneficiaries in the event of death) shall have any claim against Apogee by virtue of the provisions of this Plan. The rights of Participant (or the Participant’s beneficiaries in the event of death) to receive payments from Apogee under this Plan are and shall be no greater than the right of any unsecured general creditor of Apogee.

SECTION 6

DESIGNATION OF BENEFICIARIES

6.1. Right to Designate. Each Participant may designate, upon forms to be furnished by and filed with the Plan Administrator, one or more primary Beneficiaries or alternative Beneficiaries to receive all or a specified part of such Participant’s Account in the event of such Participant’s death. The Participant may change or revoke any such designation from time to time without notice to or consent from any Beneficiary. No such designation, change or revocation shall be effective unless executed by the Participant and received by the Plan Administrator during the Participant’s lifetime.

6.2. Failure of Designation. If a Participant:

(a)	fails to designate a Beneficiary,

(b)	designates a Beneficiary and thereafter revokes such designation without naming another Beneficiary, or

(c)	designates one or more Beneficiaries and all such Beneficiaries so designated fail to survive the Participant,

such Participant’s Account, or the part thereof as to which such Participant’s designation fails, as the case may be, shall be payable to the first class of the following classes of automatic Beneficiaries with a member surviving the Participant and (except in the case of surviving issue) in equal shares if there is more than one member in such class surviving the Participant:

Participant’s surviving spouse

Participant’s surviving issue per stirpes and not per capita

Participant’s surviving parents

Participant’s surviving brothers and sisters

Representative of Participant’s estate.

6.3. Disclaimers by Beneficiaries. A Beneficiary entitled to a distribution of all or a portion of a deceased Participant’s Account may disclaim an interest therein subject to the following requirements. To be eligible to disclaim, a Beneficiary must be a natural person, must not have received a distribution of all or any portion of the Account at the time such disclaimer is executed and delivered, and must have attained at least age twenty-one (21) years as of the date of the Participant’s death. Any disclaimer must be in writing and must be executed personally by the Beneficiary before a notary public. A disclaimer shall state that the Beneficiary’s entire interest in the undistributed Account is disclaimed or shall specify what portion thereof is disclaimed. To be effective, duplicate original executed copies of the disclaimer must be both executed and actually delivered to the Plan Administrator after the date of the Participant’s death but not later than one hundred eighty (180) days after the date of the Participant’s death. A disclaimer shall be irrevocable when delivered to the Plan Administrator. A disclaimer shall be considered to be delivered to the Plan Administrator only when actually received by the Plan Administrator. The Plan Administrator shall be the sole judge of the content, interpretation and validity of a purported disclaimer. Upon the filing of a valid disclaimer, the Beneficiary shall be considered not to have survived the Participant as to the interest disclaimed. A disclaimer by a Beneficiary shall not be considered to be a transfer of an interest in violation of the provisions of Section 5 and shall not be considered to be an assignment or alienation of benefits in violation of federal law prohibiting the assignment or alienation of benefits under this Plan. No other form of attempted disclaimer shall be recognized by the Plan Administrator.

6.4. Definitions. When used herein and, unless the Participant has otherwise specified in the Participant’s Beneficiary designation, when used in a Beneficiary designation, “issue” means all persons who are lineal descendants of the person whose issue are referred to, including legally adopted descendants and their descendants but not including illegitimate descendants and their descendants; “child” means an issue of the first generation; “per stirpes” means in equal shares among living children of the person whose issue are referred to and the issue (taken collectively) of each deceased child of such person, with such issue taking by right of representation of such deceased child; and “survive” and “surviving” mean living after the death of the Participant.

6.5. Special Rules. Unless the Participant has otherwise specified in the Participant’s Beneficiary designation, the following rules shall apply:

(a)	If there is not sufficient evidence that a Beneficiary was living at the time of the death of the Participant, it shall be deemed that the Beneficiary was not living at the time of the death of the Participant.

(b)	The automatic Beneficiaries specified in Section 6.2 and the Beneficiaries designated by the Participant shall become fixed at the time of the Participant’s death so that, if a Beneficiary survives the Participant but dies before the receipt of all payments due such Beneficiary hereunder, such remaining payments shall be payable to the representative of such Beneficiary’s estate.

(c)	If the Participant designates as a Beneficiary the person who is the Participant’s spouse on the date of the designation, either by name or by relationship, or both, the dissolution, annulment or other legal termination of the marriage between the Participant and such person shall automatically revoke such designation. (The foregoing shall not prevent the Participant from designating a former spouse as a Beneficiary on a form executed by the Participant and received by the Plan Administrator after the date of the legal termination of the marriage between the Participant and such former spouse, and during the Participant’s lifetime.)

(d)	Any designation of a nonspouse Beneficiary by name that is accompanied by a description of relationship to the Participant shall be given effect without regard to whether the relationship to the Participant exists either then or at the Participant’s death.

(e)	Any designation of a Beneficiary only by statement of relationship to the Participant shall be effective only to designate the person or persons standing in such relationship to the Participant at the Participant’s death.

A Beneficiary designation is permanently void if it either is executed or is filed by a Participant who, at the time of such execution or filing, is then a minor under the law of the state of the Participant’s legal residence. The Plan Administrator shall be the sole judge of the content, interpretation and validity of a purported Beneficiary designation.

6.6. No Spousal Rights. Prior to the death of the Participant, no spouse or surviving spouse of a Participant and no person designated to be a Beneficiary shall have any rights or interest in the benefits credited under this Plan including, but not limited to, the right to be the sole Beneficiary or to consent to the designation of Beneficiaries (or the changing of designated Beneficiaries) by the Participant.

6.7. Death Prior to Full Distribution. If, at the death of the Participant, any payment to the Participant was due or otherwise pending but not actually paid, the amount of such payment shall be included in the Account which are payable to the Beneficiary (and shall not be paid to the Participant’s estate).

6.8. Facility of Payment. In case of the legal disability, including minority, of a Participant or Beneficiary entitled to receive any distribution under this Plan, payment shall be made, if the Plan Administrator shall be advised of the existence of such condition:

(a)	to the duly appointed guardian, conservator or other legal representative of such Participant or Beneficiary, or

(b)	to a person or institution entrusted with the care or maintenance of the incompetent or disabled Participant or Beneficiary, provided such person or institution has satisfied the Plan Administrator that the payment will be used for the best interest and assist in the care of such Participant or Beneficiary, and provided further, that no prior claim for said payment has been made by a duly appointed guardian, conservator or other legal representative of such Participant or Beneficiary.

Any payment made in accordance with the foregoing provisions of this section shall constitute a complete discharge of any liability or obligation of the Plan Administrator therefor.

SECTION 7

GENERAL MATTERS

7.1. Amendment and Termination.

7.1.1. Before a Change in Control. Prior to the occurrence of a Change in Control, the Committee may unilaterally amend the Plan Statement prospectively, retroactively or both, at any time and for any reason deemed sufficient by it without notice to any person affected by this Plan and may likewise terminate this Plan both with regard to persons expecting to receive benefits in the future; provided, however, that:

(a)	the benefit, if any, payable to or with respect to a Participant who has had a Termination of Employment as of the effective date of such amendment or the effective date of such termination shall not be, without the written consent of the Participant, diminished by such amendment or termination, and

(b)	the benefit, if any, payable to or with respect to each other Participant determined as if such Participant had a Termination of Employment on the effective date of such amendment or the effective date of such termination shall not be, without the written consent of the Participant, diminished by such amendment or termination.

7.1.2. After a Change in Control.

(a)	Existing Participants. After the occurrence of a Change in Control, the Committee may only amend the Plan Statement or terminate this Plan as applied to Participants who are Participants on the date of the Change in Control if:

(i)	all benefits payable to or with respect to persons who were Participants as of the Change in Control (including benefits earned before and benefits earned after the Change in Control) have been paid in full, or

(ii)	eighty percent (80%) of all the Participants determined as of the date of the Change in Control give knowing and voluntary written consent to such amendment or termination.

(b)	New Participants. After the occurrence of a Change in Control, as applied to Participants who are not Participants on the date of the Change in Control, the Committee may unilaterally amend the Plan Statement prospectively, retroactively or both, at any time and for any reason deemed sufficient by it without notice to any person affected by this Plan and may likewise terminate this Plan.

7.1.3. No Oral Amendments. No modification of the terms of the Plan Statement or termination of the Plan shall be effective unless it is in writing and signed on behalf of the Committee by a person authorized to execute such writing. No oral representation concerning the interpretation or effect of the Plan Statement shall be effective to amend the Plan Statement.

7.1.4. No Amendment to Section 5. No amendment may be made to Section 5 of the Plan Statement.

7.1.5. Plan Binding on Successors. Apogee will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of Apogee), by agreement, to expressly assume and agree to perform this Plan in the same manner and to the same extent that Apogee would be required to perform it if no such succession had taken place.

7.1.6. Termination. Following a termination of the Plan, Deferred Compensation Accounts shall remain in the Plan until the Participant becomes eligible for the benefits provided in Section 4. The termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination. Notwithstanding the foregoing, to the extent permissible under section 409A of the Internal Revenue Code and related Treasury regulations and guidance, if there is a termination of the Plan with respect to all Participants, the Committee shall have the right, in its sole discretion, and notwithstanding any elections made by the Participant, to immediately pay all benefits in a lump sum following such termination of the Plan.

7.2. ERISA Administrator. Apogee shall be the plan administrator of this Plan.

7.3. Service of Process. In the absence of any designation to the contrary by Apogee, the Secretary of Apogee is designated as the appropriate and exclusive agent for the receipt of service of process directed to this Plan in any legal proceeding, including arbitration, involving this Plan.

7.4. Administrative Determinations. The Committee shall make such determinations as may be required from time to time in the administration of this Plan. The Committee shall have the discretionary authority and responsibility to interpret and construe the Plan Statement and to determine all factual and legal questions under this Plan, including but not limited to the entitlement of Participants and others, and the amounts of their respective interests. Each interested party may act and rely upon all information reported to them hereunder and need not inquire into the accuracy thereof, nor be charged with any notice to the contrary.

7.5. Rules and Regulations. Any rule not in conflict or at variance with the provisions hereof may be adopted by the Committee.

7.6. Certifications. Information to be supplied or written notices to be made or consents to be given by the Committee pursuant to any provision of the Plan Statement may be signed in the name of the Committee by any member who has been authorized to make such certification or to give such notices or consents.

7.7. Errors in Computations. Apogee nor the Committee shall not be liable or responsible for any error in the computation of any benefit payable to or with respect to any Participant resulting from any misstatement of fact made by the Participant or by or on behalf of any survivor to whom such benefit shall be payable, directly or indirectly, to Apogee, and used by the Apogee in determining the benefit. Apogee shall not be obligated or required to increase the benefit payable to or with respect to such Participant which, on discovery of the misstatement, is found to be understated as a result of such misstatement of the Participant. However, the benefit of any Participant which is overstated by reason of any such misstatement or any other reason shall be reduced to the amount appropriate in view of the truth (and to recover any prior overpayment by offset or other legal process).

SECTION 8

CLAIMS PROCEDURE

Without limiting the generality of the following, an application for benefits under Section 3 shall be processed as a claim for the purposes of this section.

8.1. Original Claim. Any person may file with the Committee a written claim for benefits under this Plan. Within ninety (90) days after the filing of such a claim, the Committee shall notify the claimant in writing whether his or her claim is upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred eighty days from the date the claim was filed) to reach a decision on the claim. If the claim is denied in whole or in part, the Committee shall state in writing:

(a)	the specific reasons for the denial;

(b)	the specific references to the pertinent provisions of the Plan Statement on which the denial is based;

(c)	a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(d)	an explanation of the claims review procedure set forth in this section.

8.2. Claims Review Procedure. Within sixty (60) days after receipt of notice that his or her claim has been denied in whole or in part, the claimant may file with the Committee a written request for a review and may, in conjunction therewith, submit written issues and comments. Within sixty (60) days after the filing of such a request for review, the Committee shall notify the claimant in writing whether, upon review, the claim was upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred twenty days from the date the request for review was filed) to reach a decision on the request for review.

8.3. General Rules.

(a)	No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the claims procedure. The Committee may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by the Committee upon request.

(b)	All decision on claims and on requests for a review of denied claims shall be made by the Committee.

(c)	The Committee may, in its discretion, hold one or more hearings on a claim or a request for a review of a denied claim.

(d)	Claimants may be represented by a lawyer or other representative (at their own expense), but the Committee reserves the right to require the claimant to furnish written authorization. A claimant’s representative shall be entitled to receive copies of notices sent to the claimant.

(e)	The decision of the Committee on a claim and on a request for a review of a denied claim shall be served on the claimant in writing. If a decision or notice is not received by a claimant within the time specified, the claim or request for a review of a denied claim shall be deemed to have been denied.

(f)	Prior to filing a claim or a request for a review of a denied claim, the claimant or his or her representative shall have a reasonable opportunity to review a copy of the Plan Statement and all other pertinent documents in the possession of Apogee.

(g)	The Committee may permanently or temporarily delegate all or a portion of its authority and responsibility under this Section to a another committee or to an individual.

(h)	The procedures and remedies herein are not exclusive. Subsequent to a Change in Control, a Participant or surviving spouse of a Participant shall not be required to exhaust these administrative remedies. If there is litigation regarding the benefits payable to or with respect to a Participant, then notwithstanding Section 7.4, determinations made by the Committee subsequent to a Change in Control (even if such determinations relate to events occurring wholly or partially before the Change in Control) shall not be afforded any deference and the matter shall be heard de novo.

(i)	If any Participant successfully litigates, in whole or in part, any claim for benefits under this Plan, the court shall award reasonable attorney’s fees and costs of the action to the Participant.

SECTION 9

CONSTRUCTION

9.1. ERISA Status. This Plan is adopted with the understanding that it is an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees as provided in section 201(2), section 301(3) and section 401(a)(1) of ERISA. Each provision shall be interpreted and administered accordingly.

9.2. IRC Status. This Plan is intended to be a nonqualified deferred compensation arrangement. The rules of section 401(a) et. seq. of the Code shall not apply to this Plan. The rules of section 3121(v) and section 3306(r)(2) of the Code shall apply to this Plan. The rules of section 409A of the Code shall apply to this Plan to the extent applicable and this Plan Statement shall be construed and administered accordingly. Apogee has affirmatively determined that all amounts deferred under the Plan that were earned and vested before January 1, 2005, shall not be subject to section 409A of the Code (i.e., will be “grandfathered” under the law as it existed before section 409A of the Code) and this Plan Statement shall be construed and administered accordingly. Notwithstanding the foregoing, neither Apogee nor any of its officers, directors, agents or affiliates shall be obligated, directly or indirectly, to any Participant or any other person for any taxes, penalties, interest or like amounts that may be imposed on the Participant or other person on account of any amounts under this Plan or on account of any failure to comply with any Code section.

9.3. Disqualification. Notwithstanding any other provision of the Plan Statement or any election or designation made under this Plan, any individual who feloniously and intentionally kills a Participant shall be deemed for all purposes of this Plan and all elections and designations made under this Plan to have died before such Participant. A final judgment of conviction of felonious and intentional killing is conclusive for this purpose. In the absence of a conviction of felonious and intentional killing, Apogee shall determine whether the killing was felonious and intentional for this purpose.

9.4. Rules of Document Construction. Whenever appropriate, words used herein in the singular may be read in the plural, or words used herein in the plural may be read in the singular; the masculine may include the feminine; and the words “hereof,” “herein” or “hereunder” or other similar compounds of the word “here” shall mean and refer to the entire Plan Statement and not to any particular paragraph or Sections of the Plan Statement unless the context clearly indicates to the contrary. The titles given to the various Sections of the Plan Statement are inserted for convenience of reference only and are not part of the Plan Statement, and they shall not be considered in determining the purpose, meaning or intent of any provision hereof. Notwithstanding any thing apparently to the contrary contained in the Plan Statement, the Plan Statement shall be construed and administered to prevent the duplication of benefits provided under this Plan and any other qualified or nonqualified plan maintained in whole or in part by Apogee.

9.5. References to Laws. Any reference in the Plan Statement to a statute or regulation shall be considered also to mean and refer to any subsequent amendment or replacement of that statute or regulation.

9.6. Effect on Employment. Neither the terms of the Plan Statement nor the benefits under this Plan nor the continuance thereof shall be a term of the employment of any employee. Apogee shall not be obliged to continue this Plan. The terms of this Plan shall not give any employee the right to be retained in the employment of any employer.

9.7. Choice of Law. This instrument has been executed and delivered in the State of Minnesota and has been drawn in conformity to the laws of that State and shall, except to the extent that federal law is controlling, be construed and enforced in accordance with the laws of the State of Minnesota.

9.8. Delegation. No person shall be liable for an act or omission of another person with regard to a responsibility that has been allocated to or delegated to such other person pursuant to the terms of the Plan Statement or pursuant to procedures set forth in the Plan Statement.

9.9. Not an Employment Contract. This Plan is not and shall not be deemed to constitute a contract of employment between any Employer and any employee or other person, nor shall anything herein contained be deemed to give any employee or other person any right to be retained in any Employer’s employ or in any way limit or restrict any Employer’s right or power to discharge any employee or other person at any time and to treat him without regard to the effect which such treatment might have upon him as a Participant in this Plan.

9.10. Tax Withholding. The Employers (or any other person legally obligated to do so) shall withhold the amount of any federal, state or local income tax, payroll tax or other tax required to be withheld under applicable law with respect to any amount payable under this Plan. All benefits otherwise due hereunder shall be reduced by the amount to be withheld.

9.11. Expenses. All expenses of administering the benefits due under this Plan shall be borne by the Employers.

9.12. Spendthrift Provision. No Participant or Beneficiary shall have any interest in any Account which can be transferred nor shall any Participant or Beneficiary have any power to anticipate, alienate, dispose of, pledge or encumber the same while in the possession or control of the Employers. The Plan Administrator shall not recognize any such effort to convey any interest under this Plan. No benefit payable under this Plan shall be subject to attachment, garnishment, execution following judgment or other legal process before actual payment to such person.

The power to designate Beneficiaries to receive the Account of a Participant in the event of such Participant’s death shall not permit or be construed to permit such power or right to be exercised by the Participant so as thereby to anticipate, pledge, mortgage or encumber such Participant’s Account or any part thereof, and any attempt of a Participant so to exercise said power in violation of this provision shall be of no force and effect and shall be disregarded by the Employers.

This section shall not prevent the Plan Administrator from exercising, in its discretion, any of the applicable powers and options granted to it upon the occurrence of a Separation From Service, as such powers may be conferred upon it by any applicable provision hereof.

9.13. Certifications. Information to be supplied or written notices to be made or consents to be given by the Plan Administrator pursuant to any provision of this Plan may be signed in the name of the Plan Administrator by any officer who has been authorized to make such certification or to give such notices or consents.

9.14. Errors in Computations. Participants shall be obligated to furnish such information (including but not limited to current mailing addresses, social security numbers, marital status, dates of birth and the like) as the Plan Administrator may from time to time require for the effective and efficient administration of this Plan. The Plan Administrator shall not be liable or responsible for any error in the computation of any benefit payable to or with respect to any Participant resulting from any misstatement of fact made by the Participant or by or on behalf of any survivor to whom such benefit shall be payable, directly or indirectly, to the Plan Administrator, and used by the Plan Administrator in determining the benefit. The Plan Administrator shall not be obligated or required to increase the benefit payable to or with respect to such Participant which, on discovery of the misstatement, is found to be understated as a result of such misstatement of the Participant. However, the benefit of any Participant which is overstated by reason of any such misstatement or any other reason shall be reduced to the amount appropriate in view of the truth (and to recover any prior overpayment).

Dated: October 13, 2006

APOGEE ENTERPRISES, INC.

By	/s/ Russell Huffer
Its	Chairman and Chief Executive Officer